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                                   PACIFICORP
                            EXECUTIVE SEVERANCE PLAN

                                DECEMBER 1, 1996



PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OR  97232                                                      COMPANY

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                                   PACIFICORP
                            EXECUTIVE SEVERANCE PLAN

                                DECEMBER 1, 1996



PACIFICORP
AN OREGON CORPORATION
700 NE MULTNOMAH
PORTLAND, OR  97232                                                      COMPANY


     The Company adopts the PacifiCorp Executive Severance Plan (the Plan) as a new executive severance program to supersede and replace the prior PacifiCorp Executive Severance Plan that terminated by its terms December 31, 1995. The Plan also supersedes and replaces any prior executive severance pay policy or other policy, plan or practice under which severance benefits have been provided to executives of the Company and adopting affiliates except benefits provided pursuant to any individual separation agreement entered into in writing between any executive and the Company.

                                    ARTICLE I

                        EFFECTIVE DATE; PLAN YEAR; ERISA

     1.01  EFFECTIVE DATE

           The effective date of the Plan is  December 1, 1996.

     1.02  PLAN YEAR

           The plan year shall be a calendar year.

     1.03  ERISA

           The Plan is intended to be and shall be administered and maintained primarily for the purpose of providing benefits for a select group of management or highly compensated employees. Severance pay and benefits under the Plan shall be paid as needed solely from the general assets of Employer, in accordance with Department of Labor regulation Section 2520.104-24. The Plan is intended to qualify for the alternative method of compliance in Department of Labor Regulation Section 2520.104-23.

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                                   ARTICLE II

                      APPLICATION TO COMPANY AND AFFILIATES

     2.01  EMPLOYERS

           2.01-1 The Company maintains the Plan, and any affiliate approved by the Company may adopt and maintain the Plan for its employees. "Affiliate" means a corporation, person or other entity that is designated as an affiliate by the Company.

           2.01-2   "Employer" means the Company, with respect to its employees, and any adopting affiliate, with respect to its employees. The Plan is a single plan maintained by the Company and any adopting affiliate.

     2.02  ADOPTION PROCEDURE

           An affiliate may adopt the Plan by a written statement signed by the affiliate, subject to approval and revocation by the Company. The statement shall include the effective date of adoption and any special provisions that are to be applicable only to employees of the affiliate.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

     3.01  ELIGIBLE EMPLOYEES

           Eligible employees are key employees of any Employer selected by the Personnel Committee of the Company's Board of Directors (Committee) and designated as Level 1 eligible employees or Level 2 eligible employees.

     3.02  PARTICIPANT

           An eligible employee must satisfy the requirements of 3.03 to be entitled to severance benefits under the Plan and upon satisfying those requirements shall be a participant in the Plan.


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     3.03  REQUIREMENTS OF PARTICIPATION AND BENEFITS

           3.03-1   Subject to 3.04, an eligible employee will participate and be entitled to severance benefits upon satisfaction of the following conditions:

                    (a) The eligible employee's employment terminates under either of the following circumstances:

                     (i) The eligible employee has resigned within six months after a material alteration in the eligible employee's position (as determined according to 3.03-2) that has a detrimental impact on the eligible employee(as determined according to 3.03-3).

                      (ii) There has been an Employer-initiated termination.

                    (b) The eligible employee has agreed in writing to forego any severance rights or benefits under any other severance plan maintained by or agreement with Employer or any affiliate.

           3.03-2 A material alteration in position occurs in any of the following events:

                    (a) The eligible employee's reporting level in the Company has been changed and is lower after the change than it was before.

                    (b) There is a material reduction in the scope of the eligible employee's duties and responsibilities.

                    (c)    There is a material reduction in the
           eligible employee's authority.

           3.03-3 All questions concerning whether a material alteration in position has had a detrimental impact on the eligible employee shall be determined by the Company exercising full discretion when acting under 5.04-1 through 5.04-3 and, in the case of the review of a denied claim, by the Committee exercising full discretion when acting under 5.04-4 and 5.04-5.


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           3.03-4  A material alteration in position shall not be deemed to have a detrimental impact on the eligible employee where there is no change of control and:

                    (a) The number of levels in the reporting line between an eligible employee and the Chairman of the Board is increased by one but the eligible employee's scope of responsibility is substantially the same and any changes in authority are reasonably related to the restructured reporting relationship; or

                    (b) An eligible employee is given a comparable new assignment with materially different duties and responsibilities. A new assignment is comparable if the title of any Company elected office (for example, Vice President, Senior Vice President), annualized base salary and bonus opportunity remain the same or higher and any changes in authority are reasonably related to the nature of the new assignment. With respect to an eligible employee who is not an elected officer of the Company, whether the level of position is comparable will be based on the level of job title within the Company and not the title of any assigned or elected position with a Company subsidiary. With respect to an eligible employee who is employed by an Employer other than the Company, a new assignment is comparable if title of any elected office, annualized base salary and bonus opportunity remain the same or higher and any changes in authority are reasonably related to the nature of the new assignment.

                    (c) An eligible employee is required to relocate by the Company to a new geographic area and that employee has not been relocated by the Company within the past three years. For purposes of this provision, relocation shall mean reassignment to a position in an office located more than 100 miles from the eligible employee's then-current office or 60 miles from the eligible employee's residence whichever is greater.

           3.03-5   During the 18-month period following a change in control of the Company, a material alteration in position shall be deemed to have a
detrimental impact on the eligible employee.   A "change in control" of the
Company occurs in any of the following cases:


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                    (a)    Any "person" or "group" (within the
           meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Act)) becomes the "beneficial owner" (as defined in Rule 13-d under the Act) of more than 20 percent of the then outstanding voting stock of the Company otherwise than through a transaction arranged by or consummated with the prior approval of the Company's Board of Directors (Board).

                    (b)    During any period of two consecutive
           years, individuals who, at the beginning of such period, constitute the Board (and any new director whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board.

           3.03-6   An Employer-initiated termination is any termination of the eligible employee's employment by Employer (including a request for resignation that is agreed to by the eligible employee for any reason other than cause under 3.04).

     3.04  DISQUALIFICATION FROM PARTICIPATION AND BENEFITS

           3.04-1   An eligible employee will be disqualified from participation and entitlement to severance benefits if termination of employment is for cause under 3.04-2 or under circumstances described in 3.04-3.

           3.04-2   Termination of employment for cause means:

                    (a) Except during the 24-month period following a change in control, termination of employment for cause determined according to 3.04-3.

                    (b)    During the 24-month period following a
           change in control, termination of employment for either of the following reasons determined according to 3.04-3:

                           (1)   The eligible employee's gross misconduct; or


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                           (2)   The eligible employee's gross negligence or
                    conduct which indicates a reckless disregard for the consequences and has a material adverse effect on the Company or its affiliates.

           3.04-3   All questions concerning whether a termination was for cause under 3.04-2(a) or for a reason stated in 3.04-2(b) shall be determined by the Company exercising full discretion when acting under 5.04-1 through 5.04-3 and, in the case of the review of a denied claim, by the Committee exercising full discretion when acting under 5.04-4 and 5.04-5.

           3.04-4   An eligible employee shall be disqualified from
participation and entitlement to severance benefits if the eligible employee fails to execute and deliver to Employer within the Designated Acceptance Period under 4.05-1, or revokes or breaches, any of the following:

                    (a) A waiver and release of claims against the Company and affiliates in the form provided by Employer.

                    (b) Any agreement to repay severance benefits under circumstances required by 4.06.

                    (c) The agreement required under 3.03-1(b) and any other agreement required by Employer, including but not limited to, confidentiality, noncompetition, nonsolicitation, nondisparagement, assistance to Employer and assistance in defense of litigation agreements.


                                   ARTICLE IV

                               SEVERANCE BENEFITS

     4.01  SEVERANCE PAY

           4.01-1   Subject to 4.01-2 and 4.01-3, a participant entitled to
severance benefits shall receive severance pay as provided in Exhibit A.

           4.01-2   Severance pay in the event of a change in control shall not exceed three times the average annual compensation payable by the Company or Employer to the participant


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and includable in the participant's gross income for the most recent five taxable years ending before the change in control.

     4.02  GROUP HEALTH CONTINUATION BENEFITS

           4.02-1   Participants who are awarded severance benefits under 4.02, and their covered dependents, shall receive continued coverage under one of the following group health plans:

                    (a) The group health plans in which they were enrolled at the time of termination.

                    (b) If the plans in (a) are not available to active employees, the similar group health plans provided to active employees, as determined by Employer.

           4.02-2   The coverage provided under 4.02-1 shall continue until the earlier of the following:

                    (a)    Three months after coverage would
           otherwise end due to the participant's termination of employment.

                    (b) The date of eligibility for group health coverage obtained through other employment of the participant after the participant's termination date with Employer.

                    (c) The last day of the month for which the participant fails to make any contribution toward the cost of such coverage that is required by Employer of similarly situated active employees.

           4.02-3   Employer shall continue its contributions for the
continuation coverage provided under 4.02-1. The amount of such contribution with respect to each participant shall be Employer's cost to provide such coverage to similarly situated active employees.

           4.02-4   After termination of coverage under 4.02-1, participants and covered dependents may elect to continue their group health coverage on a self-pay basis as allowed by law. The group health plan continuation benefits provided under 4.03-1 shall reduce a participant's, and any other affected person's, maximum continuation period for any continuation coverage required by law. For the purposes of 4.03, "group health plans" include the


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Employer-sponsored medical, dental and vision plans but exclude any health care spending account under any cafeteria plan maintained by Employer pursuant to section 125 of the Internal Revenue Code of 1986 and related regulations.

     4.03  OUTPLACEMENT BENEFITS

           Employer shall provide outplacement benefits to participants entitled to severance benefits following termination of employment in accordance with Employer's policy on outplacement benefits as in effect from time to time.

     4.04  TIME AND MANNER OF PAYMENT

           4.04-1   Employer shall determine, in its sole discretion, the time and manner of payment of any severance pay. Subject to the exercise of such discretion to pay in installments, severance pay shall be paid in a lump sum cash payment within a reasonable time on or after the later of the following:

                    (a)    The date of the participant's termination.

                    (b) If applicable, the date the participant may no longer revoke a waiver and release of claims required under 3.04-3.

           4.04-2   Employer shall withhold from any amounts paid under this
Plan any income tax or other amounts as allowed or required by law.

           4.04-3   Severance pay shall not be included as compensation under
any retirement plan maintained by Employer or any affiliate.

     4.05  NOTICE OF ACCEPTANCE PERIOD

           4.05-1   Employer shall give eligible employees written notice of the time period within which they must meet any conditions required in order to receive the benefits offered under this Plan (the Designated Acceptance Period). If an eligible employee fails to meet the conditions within the Designated Acceptance Period, the eligible employee shall not be entitled to participation and severance benefits under this Plan.

           4.05-2   All eligible employees over the age of 40 shall be notified of the right to consult with an attorney before accepting benefits under this Plan and before executing any required waiver and release of claims forms.


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     4.06  REPAYMENT OF SEVERANCE UPON REHIRE

           4.06-1   Employer shall require a participant to repay severance
benefits if the participant is rehired by Employer or an affiliate or in the event of a disqualification under 3.04-3.

           4.06-2   If repayment is required under 4.06-1, the Company shall
determine the amount, timing and manner of repayment on a discretionary basis with respect to each individual participant, subject to the following:

                    (a) If repayment is made in a lump sum, the lump sum shall be repaid before the participant begins work with Employer or an affiliate.

                    (b) If repayment is made in periodic installments, the repayment shall be made in accordance with both of the following requirements:

                           (1) The participant shall sign and execute a promissory note furnished by Employer before the participant begins work with Employer or an affiliate.

                           (2) The terms of the promissory note shall be commercially reasonable as determined by Employer.


                                    ARTICLE V

                                 ADMINISTRATION

     5.01  ADMINISTRATOR

           The Plan shall be administered by the  Committee.

     5.02  COMMITTEE'S POWERS AND DUTIES

           5.02-1 The Committee shall interpret the Plan, decide any questions about the rights of participants and in general administer the Plan. Any decision by the Committee shall be final and bind all parties. The Committee shall have absolute discretion to carry out its responsibilities.


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           5.02-2   The Committee may delegate all or part of the administrative duties except in connection with review under 5.04-4 and 5.04-5 to one or more agents and may retain advisors for assistance. The Committee may consult with and rely upon the advice of counsel who may be counsel for the Company or any affiliate.

           5.02-3   The Committee shall be the plan administrator under federal laws and regulations applicable to plan administration and shall comply with such laws and regulations. The Committee shall be the agent for service of process on the Plan at the Company's address.

     5.03  COMPANY AND EMPLOYER FUNCTIONS

           5.03-1   All authority of the Company or an Employer shall be
exercised by the chief executive officer of the Company or the Employer, who may delegate some or all of the authority to any officer or manager of the Company or the Employer.

           5.03-2   The power to amend or terminate this Plan may be exercised only by the Company's chief executive officer, who may delegate some or all of the authority to any officer of the Company.

           5.03-3   The Board of Directors of the Company or any Employer shall have no administrative authority or function with respect to the Plan. Being a member of the Board shall not, in and of itself, make a person a plan fiduciary.

     5.04  CLAIMS AND REVIEW PROCEDURES

           5.04-1   Any person claiming a benefit or requesting information, an interpretation or a ruling under the Plan shall present the request in writing to the person designated by the Company.

           5.04-2   The decision on a claim shall be made by the Company and
shall normally be made within 90 days. If special circumstances require an extension of time for processing the claim, the claimant shall be so notified and the time limit shall be 180 days. If the claimant has not been notified of a decision on a claim within the time limit, the claim shall be deemed denied.

           5.04-3   If the claim or request is denied, the written notice of
denial shall state:

                    (a)    The reasons for denial, with specific
           reference to the terms of the Plan on which denial is based.


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                    (b)    A description of any additional material
           or information required for review of the claim and an explanation of why it is necessary.

                    (c) An explanation of the Plan's claims review procedure.

           5.04-4 Any person whose claim or request is denied, or who has not received a response within 90 days, or within 180 days if special circumstances require an extension of time, may request review by notice in writing to the Committee. The original decision will be reviewed by the Committee or the Committee's delegate, who may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

           5.04-5   The decision on review shall normally be made within 60
days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and binding on all parties concerned. If the participant does not receive a decision within the time limit, the claim shall be considered wholly denied on review.

           5.04-5   The Company, when acting on a claim under 5.04-2 and 5.04-3, and the Committee, when acting on a review of a claim under 5.04-4 and 5.04-5, shall have full and absolute discretion to determine all questions concerning eligibility and participation and whether or not the conditions for payment of severance benefits have been made, including questions of interpretation of the Plan.

           5.04-6   Decisions by the Company on claims shall have no binding
effect on the Committee and no precedential value when the Committee is acting on a review of a claim.

     5.05  INDEMNITY AND BONDING

           5.05-1   Subject to the indemnification provisions in the Articles
and Bylaws of the Company and any provisions and procedures in the corporate resolutions of the Company, the Company shall indemnify and defend any Plan fiduciary who is an officer, director or employee of the Company against any claim or liability that arises from any action or inaction in connection with the Plan, subject to the following rules:

                    (a) Coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not opposed to the best interest of the Plan.


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                    (b)    Negligence by the fiduciary shall be
           covered to the fullest extent permitted by law.

                    (c) Coverage shall be reduced to the extent of any insurance coverage.

           5.05-2   Plan fiduciaries shall be bonded to the extent required by applicable law.

     5.06  EXPENSES

           5.06-1   A Committee member who is employed full-time by an Employer shall not be separately compensated for services as Administrator. The Committee shall be reimbursed by the Company for all expenses incurred while acting as Committee.

           5.06-2   The Company may elect to pay any administrative fees or
expenses and may allocate the cost among the Employers. Otherwise, the expenses and fees shall be paid from Company assets.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.01  ENFORCEABILITY AND EXCLUSIVE BENEFIT

           The Company and Employers intend the terms of this Plan, including those relating to the coverage and benefits, to be legally enforceable. The Company and Employers further intend that the Plan be maintained for the exclusive benefit of eligible employees of Employers.

     6.02  AMENDMENT

           The Company may amend this Plan at any time only by written instrument. No purported oral amendment shall have any effect.

     6.03  TERMINATION

           The Company may terminate this Plan at any time.

     6.04  GOVERNING LAW

           This Severance Plan shall be construed according to the laws of Oregon, except as preempted by federal law.


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     6.05  NOT CONTRACT OF EMPLOYMENT

           Nothing in this Plan shall give any employee the right to continue employment. The Plan shall not prevent discharge of any employee at any time for any reason.

     6.06  ATTORNEYS' FEES

           In any suit or action arising out of or in any way pertaining to this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

     6.07  UNFUNDED

           All benefits payable under this Plan shall be unfunded and shall be payable only from the general assets of Employer. The participants shall have no interest in any assets of Employer and shall have no rights greater than the rights of any unsecured general creditor of Employer.

     6.08  NONASSIGNMENT

           The rights of a participant under this Plan are personal. No interest of a participant under this Plan may be assigned, transferred, seized by legal process or subjected to the claims of creditors in any way. A participant's rights under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance.

     6.09  CONDITIONS

           The waiver of a condition of benefits on any occasion shall not constitute a waiver of any other condition on the same occasion or a waiver of the same or any other condition on any other occasion.

     6.10  OBLIGATIONS OF EMPLOYERS

           The obligations of the Employers under this Plan are obligations to their own employees alone and the Company assumes no obligations to employees of any other Employer.

     6.11  ARBITRATION

           After exhaustion of the claims and review procedure under 5.04, any dispute arising out of or in any way pertaining to the interpretation or administration of this Plan shall be submitted to binding arbitration. Except as specifically provided herein, the arbitration shall be governed under Federal Arbitration Act. The parties shall select a mutually agreeable arbitrator.


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If the parties are unable to agree on the selection of an arbitrator within thirty days, the Presiding Judge of the Federal District of Oregon shall be asked to designate an arbitrator. The arbitration shall be conducted with no attorneys' fees or costs to be awarded to either side.

           Effective Date:  December 1, 1996

           Adopted:  November 13, 1996


           COMPANY                                PACIFICORP



                                      By   /s/ Frederick W. Buckman, President
                                           -----------------------------------
                                      Date: March 19, 1997
                                           -----------------------------------


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                                    EXHIBIT A

                                  SEVERANCE PAY



          1. Participants entitled to severance benefits shall receive severance pay as follows:

               Level 1        Two times annual cash compensation
               Level 2        One times annual cash compensation

          2.   "Annual cash compensation" shall mean the sum of the following:

               (a) The eligible employee's annualized base salary rate in effect at the time of material alteration in the position or termination, whichever is earlier.

               (b) The eligible employee's guideline incentive award in effect at the time of material alteration in the position or termination, whichever is earlier, as determined by Employer in accordance with the applicable incentive program.

               (c) The eligible employee's annualized vehicle allowance in effect at the time of material alteration in the position or termination, whichever is earlier.